EXHIBIT 99.1

Community Partners Bancorp Announces Name and Stock Symbol Change

TINTON FALLS, N.J., May 8, 2013 (GLOBE NEWSWIRE) -- Community Partners Bancorp (Nasdaq:CPBC), (the "Company"), the parent company of Two River Community Bank ("Two River"), reported that the Company's shareholders overwhelmingly approved the change in the holding company name from Community Partners Bancorp to Two River Bancorp, effective June 28, 2013.

William D. Moss, President and CEO, stated, "Management believes that aligning the Company's name with Two River Community Bank, the name of its wholly-owned subsidiary bank, will create greater awareness of the Company and its business, and provide better brand recognition for the Company. In conjunction with this name change, the Company will ring the closing bell of the NASDAQ OMX on July 9, 2013, to recognize the change in the stock symbol from CPBC to TRCB, effective June 28, 2013."

About the Company

Community Partners Bancorp is the holding company for Two River Community Bank, which is headquartered in Tinton Falls, New Jersey. Two River Community Bank currently operates 16 branches throughout Monmouth and Union Counties and four Loan Production Offices throughout Monmouth, Middlesex and Union Counties, New Jersey. More information about Two River Community Bank is available at www.tworiverbank.com. More information about Community Partners is available at www.communitypartnersbancorp.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, taxation, technology and market conditions. Actual results may differ materially from such forward-looking statements, and no undue reliance should be placed on any forward-looking statement. For factors that may cause results to differ materially from such forward-looking statements , see Community Partners' filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2012. Community Partners assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

CONTACT: William D. Moss, President & CEO
         Community Partners Bancorp
         732-389-8722 wmoss@tworiverbank.com

         A. Richard Abrahamian, Executive Vice President & CFO
         Community Partners Bancorp
         732-216-0167 rabrahamian@tworiverbank.com